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                                                                     Exhibit 5.1

To: Solarfun Power Holdings Co., Ltd.
666 Linyang Road
Qidong, Jiangsu Province, 226200
People's Republic of China.


27 June 2008

Dear Sir

SOLARFUN POWER HOLDINGS CO., LTD.

We act as Cayman Islands counsel for Solarfun Power Holdings Co., Ltd (the "COMPANY"), a Cayman Islands company, in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT") and the registration by the Company of US$172,500,000 aggregate principal amount of 3.5% Convertible Senior Notes due 2018 (the "NOTES") issued under an Indenture, dated as of 29 January 2008 (the "INDENTURE"), between the Company and the Bank of New York as trustee (the "TRUSTEE"), and the registration of the Company's Ordinary Shares, of par value US$0.0001 each (the "ORDINARY SHARES"), issuable upon conversion of the Notes pursuant to the Indenture.

1    DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents (the "DOCUMENTS"):

1.1 the Certificate of Incorporation dated 12 May 2006 and Memorandum and Articles of Association of the Company adopted by special resolution on 18 December 2006 and effective on 26 December 2006 (together the "MEMORANDUM AND ARTICLES OF ASSOCIATION");

1.2 the written resolutions of the directors of the Company dated 27 June 2008 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3 a certificate from a director of the Company dated 27 June 2008, a copy of which is annexed hereto (the "DIRECTOR'S CERTIFICATE"); and

1.4  the Registration Statement.


2    ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's
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Certificate as to matters of fact without further  verification  and have relied upon the following assumptions, which we have not independently verified:

(i) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

(ii)   The genuineness of all signatures and seals.

(iii) There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

3    OPINIONS

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing.

3.2 The authorised share capital of the Company is US$50,000 divided into 500,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each.

3.3 The issue and allotment of the Ordinary Shares upon conversion of the Notes in accordance with the terms of the Indenture have been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders), the Ordinary Shares will be legally issued and allotted, as fully paid and non-assessable.

3.4 The liability of shareholders of the Company is limited to the amount, if any, unpaid on their shares. On the basis that all such shares in the Company are fully paid, there is no rule of Cayman Islands law that would impose any further liability on persons holding shares in the Company, merely by reason of such shareholding.

4    QUALIFICATIONS

This opinion is subject to the following qualification and limitation that under the Companies Law (2007 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2007 Revision) directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder


Maples and Calder
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                            PO Box 309, Ugland House
                                  Grand Cayman
                                    KY1-1104
                                 Cayman Islands


                                                                    27 June 2008


To:  Maples and Calder
     PO Box 309, Ugland House
     Grand Cayman
     KY1-1104
     Cayman Islands


Dear Sirs

SOLARFUN POWER HOLDINGS CO., LTD. (THE "COMPANY")

I, Hanfei Wang, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "OPINION") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The Memorandum and Articles of Association of the Company as adopted or registered on 26 December 2006 remain in full force and effect and are unamended.

2 The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3 The Resolutions were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

4 The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares of US$0.0001 par value each. The issued share capital of the Company is 287,052,799 shares of US$0.0001 each, which have been issued and are fully paid up.

5 The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Indenture or the Notes.

6 The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

7 The directors of the Company at the date of the Resolutions and at the date hereof were and are as follows:

          Lu Yonghua
          Sven Hansen (Good Energies Investments Limited)
          Hanfei Wang
          Terry McCarthy
          Thomas Toy

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          Ernst Butler
          Yinzhang Gu
          Philip Comberg
          Johan van Splunter

8 The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

9 Each director considers the transactions contemplated by the Registration Statement and the Indenture to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10 To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

11 The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:     Hanfei Wang

               Director